EXHIBIT 21
LIST OF SUBSIDIARIES
OGOP Payments Inc., a Canadian corporation
OGOP Payments Holdings Limited, an English corporation
OGOP Payments Limited, an English corporation
Optimal Merchant Services Inc. (formerly Optimal Payments Corp.), a Delaware corporation
Optimal Payments (Ireland) Limited (formerly FireOne Group plc), an Irish corporation
4287258 Canada Inc., a Canadian corporation
FPA Processing Services Inc., a New Brunswick corporation
op2pay Ltd. (formerly FirePay Ltd.), a Bermuda corporation
4295382 Canada Inc. (formerly FireCash Ltd.), a Canadian corporation
WowWee Canada Inc., a Canada corporation
WowWee USA, Inc., a Delaware corporation
Optimal Robotics USA, LLC, a Delaware limited liability company
OR Holdings Limited, a Bermuda corporation
WowWee Group Limited, a Hong Kong corporation
Think Wow Toys HK Limited, a Hong Kong corporation
WW Sablon Holdings, a Belgian corporation
Sablon Distribution SA , a Belgian corporation
Ideal Loirsirs Belux SA, , a Belgian corporation
Sablon UK Limited, an English corporation
Sablon Germany GmnH, a German corporation
Sablon France SAS, a French corporation
Sablon Nederland BV, a Netherlands corporation
Sablon Far East Limited, a Hong Kong corporation